Exhibit 10(a)

                               AMENDMENT NO. 6 TO
   EMPLOYMENT AGREEMENT BETWEEN TRUSTCO BANK, NATIONAL ASSOCIATION AND TRUSTCO
                      BANK CORP NY AND ROBERT A. McCORMICK

      WHEREAS, TrustCo Bank Corp NY, a New York corporation (hereinafter referred to as "TrustCo"), and Trustco Bank, National Association, a national bank duly organized and existing under the laws of the United States (hereinafter referred to as the "Corporation") entered into an Employment Agreement (hereinafter referred to as the "Agreement") with Robert A. McCormick (hereinafter referred to as the "Executive"); and WHEREAS, TrustCo, the Corporation and the Executive desire to amend the Agreement, effective as of May 15, 2001, to (i) address the payment of Termination Benefits, as defined in the Agreement, in the event that Section 162(m) limits the deductibility of the payment of such Termination Benefits by TrustCo and/or the Corporation and (ii) eliminate elections with respect to the form of payment of Termination Benefits;

      NOW, THEREFORE, the Agreement is hereby amended, effective as of May 15, 2001, so that it will read as follows:

                                       I.

      Paragraph (b) of Section 8 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

      "(b) The Companies shall pay to the Executive within ten (10) days of his Termination an additional lump sum amount equal to three (3) times the Annual Compensation then in effect pursuant to paragraph 4 above; provided, however, that if the payment of the Termination Benefits, together with the Executive's other compensation for the calendar year (as defined in Section 162(m) of the Internal Revenue Code) is expected to exceed the limitation on deductible compensation set forth in Section 162(m), the payment of Termination Benefits will automatically be deferred under the Trustco Bank Executive Officer Incentive Plan and will not become payable until (i) the earliest calendar year in which the payment of such deferred amount (and interest thereon), together with the Executive's other compensation for the calendar year (as defined in Section 162(m) is not expected to exceed the Section 162(m) limitation, or (ii) the Section 162(m) limitation is no longer applicable to compensation paid to the Executive, and"

      IN WITNESS WHEREOF, TrustCo, the Corporation and the Executive have caused this Amendment No. 6 to be executed by its duly authorized officer this 15th day of May 2001.


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                                        TRUSTCO BANK CORP NY

ATTEST:
                                        By: /s/ Henry C. Collins
                                            _______________________________
                                                Henry C. Collins, Secretary

                                        TRUSTCO BANK, NATIONAL ASSOCIATION

/s/ William M. McCartan
_________________________________________
William M. McCartan,  Assistant Secretary

                                        By:/s/ Henry C Collins
                                           ___________________
                                             Henry C. Collins

                                        EXECUTIVE

                                        /s/ Robert.A. Mccormick
                                            _______________________
                                            Robert A. McCormick


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